SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) May 17, 2005

                     Community Bank Shares of Indiana, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Indiana                    0-25766                    35-1938254
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)

                101 West Spring Street, New Albany, Indiana 47150
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number including area code (812) 944-2224

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.03. AMENDMENTS OF ARITCLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

      On February 22, 2005, the Board of Directors of Community Bank Shares of Indiana, Inc. (the "Company") approved the amendment of the Company's Bylaws. Such approval, however, was conditioned upon Shareholder approval of the Amendment and Restatement of the Company's Articles of Incorporation (the "Amended and Restated Articles"), which approval was given at the Company's Annual Meeting of Shareholders on May 17, 2005. Therefore, the amendments to the Company's Bylaws are effective as of May 17, 2005. The amendments to the Company's Bylaws are as follows.

      1. Article II, Section 2.2 regarding the Annual Meeting Time was amended to provide that the annual meeting of the stockholders for the election of directors and the transaction of other such business be held in May, rather than April.

      2. Article II, Section 2.4 regarding Special Meetings was amended to provide that special meetings of stockholders may be called by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or by stockholders holding twenty-five percent (25%) or more of the shares of stock entitled to vote for the election of directors. When called, the Company's Secretary must send appropriate notices of the meeting.

      The prior section allowed Special Meetings to be called at any time in the manner provided in the Articles of Incorporation. The Company's Articles of Incorporation, which had provided that the special meetings may be called by a majority of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, was repealed by the Amended and Restated Articles.

      3. Article II, Section 2.16 regarding Action by Stockholders Without a Meeting was added to allow stockholders to take action, otherwise required or permitted at a meeting, without such meeting if the action is taken by all stockholders entitled to vote on the action. The amendment further explains the evidencing, the record date and the effectiveness of such action.

      4. Article IV, Section 4.10 regarding Executive, Audit and Other Committees was amended to require the appointment of an Audit Committee, and further provide that all members of the Audit Committee be directors who are not also officers of the Company.

      The prior section permitted the appointment of an Audit Committee, and provided that at least a majority of its members be directors who are not also officers of the Company.

      The amended section also restates the name of the Indiana Business Corporation Law Act.

      5. Article XI regarding Personal Liability of Directors was amended to rename the section "Indemnification" and to delete the provisions of Article XI. Sections 11.1, 11.2 and 11.3 were added providing for indemnification with respect to directors and officers to the full extent of the Indiana Business Corporation Law. Section 11.4 also was added to allow the Company to acquire insurance in this regard.

Exhibit No.       Exhibit
-----------       -------

99.1              Bylaws of Community Bank Shares of Indiana Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     COMMUNITY BANK SHARES OF INDIANA, INC.


Date:  May 20, 2005                      By:  /s/ James D. Rickard
                                                  ------------------------------
                                                  Name:  James D. Rickard
                                                  Title: President and CEO


Date:  May 20, 2005                      By:  /s/ Paul A. Chrisco
                                                  ------------------------------
                                                  Name:  Paul A. Chrisco
                                                  Title: Chief Financial Officer